UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2011, Zhone Technologies, Inc., or Zhone, held its 2011 annual meeting of stockholders. Of the 30,612,500 shares of common stock outstanding and entitled to vote, 22,975,565 shares, or 75.1%, were represented in person or by proxy at the meeting. Five items of business were acted upon by stockholders at the annual meeting. The voting results are as follows:

Proposal 1 – Election of Directors

Stockholders elected both of Zhone’s nominees as Class I Directors to serve three-year terms expiring at the 2014 annual meeting.

	Votes For	Votes Withheld	Abstain	Broker Non-Votes
Robert Dahl	10,673,145	331,972	—	11,970,448

Nancy Pierce	10,631,538	373,579	—	11,970,448

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of KPMG LLP as Zhone’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

	Votes For	Votes Against	Abstain	Broker Non-Votes
KPMG LLP	21,846,462	938,868	190,235	—

Proposal 3 – Advisory Vote on the Compensation of Zhone’s Named Executives

Stockholders voted in favor of the advisory resolution approving the compensation of Zhone’s named executives.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Executive Compensation	9,958,712	487,703	558,702	11,970,448

Proposal 4 – Advisory Vote on the Frequency of a Stockholder Vote on Compensation of Zhone’s Named Executives

Stockholders voted in favor of conducting an advisory vote on the compensation of Zhone’s named executives once every three years. The board of directors of Zhone has determined Zhone will implement a triennial advisory vote on the compensation of Zhone’s named executives.

	1 Year	2 Year	3 Years	Abstain	Broker Non-Votes
Frequency of Compensation	4,140,214	177,570	6,164,836	522,497	11,970,448

Proposal 5 – Approval of the Amendment and Restatement of the Zhone Technologies, Inc 2002 Employee Stock Purchase Plan

Stockholders approved the amendment and restatement of Zhone’s 2002 Employee Stock Purchase Plan.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Employee Stock Purchase Plan	9,879,897	521,583	603,637	11,970,448

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer